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                                                                   EXHIBIT 99(a)

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of  Merrill Lynch & Co., Inc.:

  We have audited, in accordance with generally accepted auditing standards, the consolidated financial statements of Merrill Lynch & Co., Inc. and subsidiaries as of December 31, 1993 and December 25, 1992 and for each of the three years in the period ended December 31, 1993 and have issued our report thereon dated February 28, 1994. Such financial statements and our report thereon are incorporated herein by reference.

  We have also audited, in accordance with generally accepted auditing standards, the consolidated balance sheet of Merrill Lynch & Co., Inc. and subsidiaries as of December 27, 1991 and the statements of consolidated earnings, changes in consolidated stockholders' equity and consolidated cash flows for the year ended December 28, 1990 and have issued our report thereon dated February 22, 1993. Such financial statements and our report thereon are incorporated by reference in the Company's 1992 Annual Report on Form 10-K which is incorporated herein by reference.

  We have also previously audited, in accordance with generally accepted auditing standards, the consolidated balance sheets of Merrill Lynch & Co., Inc. and subsidiaries as of December 28, 1990 and December 29, 1989 and the related statements of consolidated earnings, changes in consolidated stockholders' equity and consolidated cash flows for the year ended December 29, 1989 (none of which are presented or incorporated by reference herein); and we expressed unqualified opinions on those consolidated financial statements. In our opinion, the information set forth in the table under the caption Summary Financial Information for each of the five years in the period ended December 31, 1993, appearing on page 4 of the prospectus relating to Debt Securities and Warrants, which is a part of this Registration Statement of Merrill Lynch & Co., Inc. on Form S-3, is fairly stated in all material respects in relation to the consolidated financial statements from which it has been derived.

/s/ Deloitte & Touche

New York, New York
February 28, 1994